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                                                                    Exhibit 23.2






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Conseco Finance Corp.:


We consent to the incorporation by reference in the Registration Statement for Home Improvement and Home Equity Loan Pass-Through Certificates dated October 19, 2000 on Form S-3 of Conseco Finance Corp. of our report dated January 27, 1998, relating to the consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1997 of Conseco Finance Corp. and subsidiaries, formerly known as Green Tree Financial Corporation, and to the reference to our firm under the heading "EXPERTS" in the Registration Statement. Our report refers to the Company's adoption of the Financial Accounting Standards Board's Statement No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," in 1997.


/s/ KPMG LLP

Minneapolis, Minnesota
October 19, 2000